Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K
                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED STOCK TRUST and the Deputy General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection thterewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection thereiwth, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES                 TITLE                  DATE

/s/ John F. Donahue        Chairman and Trustee   December 1, 1995
John F. Donahue

/s/ Glen R. Johnson        President          December 1, 1995
Glen R. Johnson

/s/ David M. Taylor        Treasurer          December 1, 1995
David M. Taylor            (Principal Financial and
                           Accounting Officer)

/s/ Thomas G. Bigley       Trustee            December 1, 1995
Thomas G. Bigley

/s/ John T. Conroy, Jr.                       Trustee  December 1, 1995
John T. Conroy, Jr.

/s/ William J. Copeland                       Trustee  December 1, 1995
William J. Copeland

/s/ James E. Dowd          Trustee            December 1, 1995
James E. Dowd

/s/ Lawrence D. Ellis, M.D.                   Trustee  December 1, 1995
Lawrence D. Ellis, M.D.

/s/ Edward L. Flaherty, Jr.                   Trustee  December 1, 1995
Edward L. Flaherty, Jr.

/s/ Peter E. Madden        Trustee            December 1, 1995
Peter E. Madden

/s/ Gregor F. Meyer        Trustee            December 1, 1995
Gregor F. Meyer

/s/ John E. Murray, Jr.                       Trustee  December 1, 1995
John E. Murray, Jr.


/s/ Wesley W. Posvar       Trustee            December 1, 1995
Wesley W. Posvar

/s/ Marjorie P. Smuts      Trustee            December 1, 1995
Marjorie P. Smuts

Sworn to and subscribed before me this 1st day of December, 1995.

/s/ Marie M. Hamm